                                                                     EXHIBIT 3.5
                                                                     -----------

                              AMENDED AND RESTATED

                                   BYLAWS OF

                                  GENVEC, INC.

  (Amended and Restated as of the closing of the Corporation's initial public offering)



                                   ARTICLE I

                                    OFFICES
                                    -------

     Section 1.1.   Registered Office and Registered Agent.  The Corporation
                    --------------------------------------
shall maintain a registered office and registered agent within the State of Delaware, which may be changed by the Board of Directors from time to time.

     Section 1.2.   Other Offices.  The Corporation may also have offices at
                    -------------
such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS
                             ----------------------

     Section 2.1.   Place of Stockholders' Meetings.  Meetings of stockholders
                    -------------------------------
may be held at such place, either within or without the State of Delaware, as may be designated by the Board of Directors from time to time. If no such place is designated by the Board of Directors, meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware.

     Section 2.2.   Annual Meeting.  A meeting of the stockholders of the
                    --------------
Corporation shall be held in each calendar year, commencing with the year 1993, at such time as the Board of Directors may determine. In the absence of such designation, the annual meeting of stockholders shall be held on the third Wednesday of May in each fiscal year at such time as the Board shall determine. However, if such day falls on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

     Section 2.3.   Special Meetings.  Except as otherwise specifically provided
                    ----------------
by law, special meetings of the stockholders may be called at any time:

             (a)    By the Board of Directors; or

             (b)    By the President of the Corporation; or

             (c) By the holders of record of not less than a majority of all the shares outstanding and entitled to vote.

     Upon the written request of any person entitled to call a special meeting and who is entitled to do so under these Bylaws or applicable law, which request shall set forth the purpose for which the meeting is desired, it shall be the duty of the Secretary to give prompt written notice to the stockholders entitled to vote of such meeting to be held at such time as the person requesting the meeting or Secretary may fix, subject to the provisions of Section 2.4 hereof. If the Secretary shall fail to fix such date and give notice within 20 days after receipt of such request, the person or persons calling the meeting may do so. Nothing contained in this paragraph of this Section 2.3 shall be construed as limiting, fixing or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

     Section 2.4.   Notice of Meetings and Adjourned Meetings.  Written notice
                    -----------------------------------------
stating the place, date and hour of any meeting and, (i) in the case of special meetings, the purpose or purposes for which the meeting is called, or (ii) in the case of the annual meeting, those matters which the Board of Directors, at the time of giving the notice, intends to present for action by the stockholders, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. Such notice may be given by or at the direction of the person or persons authorized to call the meeting. The notice of any meeting at which directors are to be elected shall include the name of any nominee or nominees who, at the time of the notice the board intends to present for election.

     Written notice of any meeting of stockholders shall be given either personally or by first-class mail or by telegraphic or other written communication. Notices not personally delivered shall be sent postage prepaid and shall be addressed to the stockholder at the address of that stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice. Notice shall be deemed to have been given at such time as it is delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     An affidavit of the mailing or other means of giving any notice of any stockholders' meeting, executed by the secretary, assistant secretary or any transfer agent of the Corporation giving the notice, shall be prima facie evidence of the giving of such notice.

     When a meeting, either annual or special, is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 2.5.   Advance Notice of Stockholder Nominees and Stockholder
                    ------------------------------------------------------
Business.  To be properly brought before an annual meeting or special meeting,
--------
nominations for the election of directors or other business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (c) otherwise properly brought before the meeting by a stockholder.

     Section 2.6.   Quorum of and Action by Shareholders.
                    ------------------------------------

             (a) Unless otherwise provided in the Certificate of Incorporation of the Corporation (the "Certificate") or in a Bylaw adopted by stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at the meeting shall constitute a quorum. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If a meeting cannot be organized because of the absence of a quorum, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine.

             (b) Whenever any corporate action is to be taken by vote of the stockholders of the Corporation at a duly organized meeting, unless otherwise provided in the Certificate or the Delaware Code, such corporate action shall be authorized by a majority of the votes cast at the meeting by the holders of shares entitled to vote thereon.

             (c) The stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

             (d) The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the provisions of Section
2.9 of these Bylaws, subject to the provisions of 217 and 218 of the General Corporation Law of Delaware (relating to voting rights of fiduciaries, pledgors and joint owners, and to voting trusts and other voting arrangements).

     Except as otherwise provided in the certificate of incorporation or Bylaws, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

     Section 2.7.   Voting List; Proxies.  The officer who has charge of the
                    --------------------
stock ledger of the Corporation shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Each stockholder entitled to vote for directors, or on any other matter, shall have the right to do so in person, or may authorize another person or persons to act for him or her by proxy. All proxies shall be executed in writing and signed by the stockholder, and shall be filed with the Secretary of the Corporation. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. A proxy shall be deemed signed if the stockholder's name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, telefacsimile or otherwise) by the stockholder or the stockholder's attorney-in-fact. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212(e) of the General Corporation Law of Delaware (relating to the irrevocability of proxies).

     Section 2.8.   Organization.  The President, or in the absence of the
                    ------------
President, the Chairman of the Board, or in the absence of the Chairman, any executive officer of the Corporation, shall call the meeting of the stockholders to order, and shall act as chairman of the meeting. In the absence of the President, the Chairman of the Board, and all of the executive officers, the stockholders shall appoint a chairman for such meeting. The chairman of any meeting of stockholders shall determine the order of business and the procedures at the meeting, including such matters as the regulation of the manner of voting and the conduct of business. The secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the secretary at any meeting of the stockholders, the chairman of the meeting may appoint any person to act as secretary of the meeting.

     Section 2.9.   Record Date for Stockholder Notice; Voting.  For purposes of
                    ------------------------------------------
determining the stockholders entitled to notice of any meeting or to vote thereat, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of any such meeting and in such event only stockholders of record on the date so fixed are entitled to notice and to vote, notwithstanding any transfer of any shares on the books of the Corporation after the record date.

     If the Board of Directors does not so fix a record date, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

     A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, but the Board of Directors shall fix a new record date if the meeting is adjourned for more than thirty (30) days from the date set for the original meeting.

     The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

     Section 2.1.   No Stockholder Action by Written Consent Without a Meeting.
                    ----------------------------------------------------------
No action which may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice, in a consent in writing.

                                  ARTICLE III

                               BOARD OF DIRECTORS
                               ------------------

     Section 3.1.   Number.  The business and affairs of the Corporation shall
                    ------
be managed by or under the direction of a Board of Directors which shall be composed of six (6) members. The number of directors may be changed by an amendment to this bylaw, duly adopted by the Board of Directors or by the stockholders, or by a duly adopted amendment to the certificate of incorporation.

     Section 3.2.   Place of Meeting.  Meetings of the Board of Directors may be
                    ----------------
held at such place either within or without the State of Delaware, as a majority of the Directors may from time to time designate or as may be designated in the notice calling the meeting.

     Section 3.3.   Regular Meetings.  A regular meeting of the Board of
                    ----------------
Directors shall be held annually, immediately following the annual meeting of stockholders, at the place where such meeting of the stockholders is held or at such other place, date and hour as a majority of the newly elected Directors may designate. Regular meetings of the Board of Directors may be held without notice if the times of such meetings are fixed by the Board of Directors. If any regular meeting day shall fall on a legal holiday, then the meeting shall be held at the same time and place on the next succeeding full business day.

     Section 3.4.   Special Meetings.  Special meetings of the Board of
                    ----------------
Directors, for any purpose or purposes, may be held at any time if ordered by the President, by the Chairman of the Board, by the secretary or by any two Directors.

     Section 3.5.   Notices of Meetings of Board of Directors.
                    -----------------------------------------

     Notice of the time and place of special meetings shall be delivered personally or by telephone to each director or sent by first-class mail or telegram, charges prepaid, addressed to each director at that director's address as it is shown on the records of the Corporation. If the notice is mailed, it shall be deposited in the United States mail at least four (4) days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or telegram, it shall be delivered personally or by telephone or to the telegraph company at least twenty-four (24) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the director or to a person at the office of the director who the person giving the notice has reason to believe will promptly communicate it to the director. The notice need not specify the purpose or the place of the meeting, if the meeting is to be held at the principal executive office of the Corporation.

     Section 3.6.   Quorum.  A majority of the total number of Directors shall
                    ------
constitute a quorum for the transaction of business, except to adjourn as provided in Section 3.8 of these Bylaws, and the vote of a majority of the Directors present at a meeting at which a quorum is present shall be regarded as an act of the Board of Directors, subject to the provisions of the certificate of incorporation and applicable law. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

     Section 3.7.   Waiver of Notice.  Notice of a meeting need not be given to
                    ----------------
any director (i) who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or (ii) who attends the meeting other than for the express purpose of objecting at the beginning of the meeting of the transaction of any business because the meeting is not lawfully called or convened. All such waivers, consents, and approvals shall be filed with the corporate records or made part of the minutes of the meeting. A waiver of notice need not specify the purpose of any regular or special meeting of the Board of Directors.

     Section 3.8.   Adjournment.  A majority of the directors present, whether
                    -----------
or not constituting a quorum, may adjourn any meeting to another time and place.

     Section 3.9.   Notice of Adjournment.  Notice of the time and place of
                    ----------------------
holding an adjourned meeting need not be given unless the meeting is adjourned for more than twenty-four (24) hours. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting shall be given before the adjourned meeting takes place, in the manner specified in Section 3.8 of these bylaws, to the directors who were not present at the time of the adjournment.

     Section 3.10.  Informal Action by the Board of Directors.  Any action
                    -----------------------------------------
required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee. Such action by written consent shall have the same force and effect as a unanimous vote of the Board of Directors or Committee, as the case may be.

     Section 3.11.  Powers.
                    ------

             (a)    General Powers. The Board of Directors shall have all powers
                    --------------
necessary or appropriate to the management of the business and affairs of the Corporation and, in addition to the power and authority conferred by these Bylaws, may exercise all powers of the Corporation and do all such lawful acts and things as are not by statute, these Bylaws or the Certificate directed or required to be exercised or done by the stockholders.

             (b)    Specific Powers.  Without limiting the general powers
                    ---------------
conferred by subparagraph (a) above and the powers conferred by the Certificate of Incorporation and Bylaws of the Corporation, it is hereby expressly declared that the Board of Directors shall have the following powers:

                    (i) To confer upon any officer or officers of the Corporation the power to choose, remove or suspend assistant officers, agents or servants.

                    (ii) To appoint any person, firm or corporation to accept and hold in trust for the Corporation any property belonging to the Corporation or in which it is interested, and to authorize any such person, firm or corporation to execute any documents and perform any duties that may be requisite in relation to any such trust.

                    (iii) To appoint a person or persons to vote shares of another corporation held and owned by the Corporation.

                    (iv) By resolution adopted by a majority of the full Board of Directors, to designate one or more of its members to constitute an executive committee which, to the extent provided in such resolution and subject to the Delaware code, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed.

                    (v) To fix the place, time and purpose of meetings of stockholders.

                    (vi) To purchase or otherwise acquire for the Corporation any property, rights or privileges which the Corporation is authorized to acquire, at such prices, on such terms and conditions and for such consideration as it shall from time to time see fit, and, at its discretion, to pay any property or rights acquired by the Corporation, either wholly or partly in money or in stocks, bonds, debentures or other securities of the Corporation.

                    (vii) To create, make and issue mortgages, bonds, deeds of trust, trust agreements and negotiable or transferable instruments and securities, secured by mortgage or otherwise, and to do every other act and thing necessary to effectuate the same.

                    (viii) To appoint and remove or suspend such subordinate officers, agents or servants, permanently or temporarily, as it may from time to time think fit, and to determine their duties, and fix, and from time to time change, their salaries or emoluments, and to require security in such instances and in such amounts as it thinks fit.

                    (ix) To determine who shall be authorized on the Corporation's behalf to sign bills, notes, receipts, acceptances, endorsements, checks, releases, contracts and documents.

     Section 3.12.  Compensation of Directors.  Compensation of Directors and
                    -------------------------
reimbursement of their expenses incurred in connection with the business of the Corporation, if any, shall be as determined from time to time by resolution of the Board of Directors. This Section 3.12 shall not be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

     Section 3.13.  Removal of Directors by Stockholders. Unless otherwise
                    ------------------------------------
restricted by statute, by the certificate of incorporation or by these bylaws, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     Section 3.14.  Resignations.  Any Director may resign at any time by
                    ------------
submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

     Section 3.15.  Vacancies. Except as otherwise set forth in the Certificate,
                    ---------
any vacancies on the Board of Directors, including vacancies resulting from a removal of Directors under Section 3.10 and newly created directorships resulting from any increase in the authorized number of Directors, may be filled by a majority vote of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until his successor is elected and qualified or until his earlier resignation or removal.

     If at any time, by reason of death or resignation or other cause, the Corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of Delaware.

     Section 3.16.  Participation by Telephone Conference.  Directors may
                    -------------------------------------
participate in regular or special meetings of the Board by telephone or similar communications equipment by means of which all other persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

     Section 3.17.  Nomination of Directors; Stockholder Business at Annual
                    -------------------------------------------------------
Meetings.  Subject to the rights of holders of any class or series of stock
--------
having a preference over the Common Stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or any nominating committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, a stockholder generally entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth the following information: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporate on entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder, each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors of the Corporation; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. At the request of the Board of Directors any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. A majority of the Board of Directors may reject any nomination by a stockholder not timely made or otherwise not in accordance with the terms of this Section 3.17. If a majority of the Board of Directors reasonably determines that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.17 in any material respect, the secretary of the Corporation shall promptly notify such stockholder of the deficiency in writing. The stockholder shall have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed ten (10) days from the date such deficiency notice is given to the stockholder, as a majority of the Board of Directors shall reasonably determine. If the deficiency is not cured within such period, or if a majority of the Board of Directors reasonably determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this
Section 3.17 in any material respect, then a majority of the Board of Directors may reject such stockholder's nomination. The secretary of the Corporation shall notify a stockholder in writing whether the stockholder's nomination has been made in accordance with the time and information requirements of this Section 3.17.

     At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the chairman of the meeting or (ii) by any stockholder of the Corporation who complies with the notice procedures set forth in this Section
3.17. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 90 days prior to the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the earlier of the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following information: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder and
(d) any material direct or indirect interest, financial or otherwise of the stockholder or its affiliates or associates in such business. The Board of Directors may reject any stockholder proposal not timely made in accordance with this Section 3.17. If the Board of Directors determines that the information provided in a stockholder's notice does not satisfy the informational requirements hereof, the secretary of the corporation shall promptly notify such stockholder of the deficiency in the notice. The stockholder shall then have an opportunity to cure the deficiency by providing additional information to the secretary within such period of time, not to exceed ten days from the date such deficiency notice is given to the stockholder, as the Board of Directors shall determine. If the deficiency is not cured within such period, or if the Board of Directors determines that the additional information provided by the stockholder, together with the information previously provided, does not satisfy the requirements of this Section 3.17, then the Board of Directors may reject such stockholder's proposal. The secretary of the Corporation shall notify a stockholder in writing whether the stockholder's proposal has been made in accordance with the time and information requirements hereof.

     This provision shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the Board of Directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 3.17.

                                   ARTICLE IV

                                   COMMITTEES
                                   ----------

     Section 4.1.   Committees of Directors.  The Board of Directors may, by
                    -----------------------
resolution adopted by a majority of the authorized number of directors, designate one (1) or more committees, each consisting of one (1) or more directors, to serve at the pleasure of the board. The board may designate one
(1) or more directors as alternate members of any committee, who may replace any absent member at any meeting of the committee. The appointment of members or alternate members of a committee requires the vote of a majority of the authorized number of directors. Any committee, to the extent provided in the resolution of the board, shall have all the authority of the board, but no such committee shall have the power and authority to (i) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation),
(ii) adopt an agreement of merger or consolidation under Sections 251 or 252 of the General Corporation Law of Delaware (relating to mergers and consolidations of domestic and foreign corporations), (iii) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets,
(iv) recommend to the stockholders a dissolution of the Corporation or a revocation of a dissolution or (v) amend the bylaws of the Corporation; and, unless the board resolution establishing the committee, the bylaws or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware (relating to mergers of parent and subsidiary corporations).

     Section 4.2.    Meetings and Action of Committees.  Meetings and actions of
                     ---------------------------------
committees shall be governed by, and held and taken in accordance with, the provisions of Article III of these bylaws: Section 3.6 (place of meetings; meetings by telephone), Section 3.7 (regular meetings), Section 3.8 (special meetings; notice), Section 3.9 (quorum), Section 3.10 (waiver of notice),
Section 3.11 (adjournment), Section 3.12 (notice of adjournment) and Section
3.13 (board action by written consent without meeting), with such changes in the context of those bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, that special meetings of committees may also be called by resolution of the Board of Directors, and that notice of special meetings of committees shall also be given to all alternate members, who shall have the right to attend all meetings of the committee. The Board of Directors may adopt rules for the government of any committee not inconsistent with the provisions of these bylaws.

     Section 4.3.   Committee Minutes. Each committee shall keep regular minutes
                    -----------------
of its meetings and report the same to the Board of Directors when required.

                                   ARTICLE V

                                    OFFICERS
                                    --------

     Section 5.1.   Election and Office. The Corporation shall have a President,
                    -------------------
a Secretary and a Chief Financial Officer or Treasurer who shall be elected by the Board of Directors. The Corporation may also have, at the discretion of the Board of Directors, a Chairman of the Board, one or more Vice Presidents (however denominated), one or more assistant secretaries, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these bylaws. Any number of offices may be held by the same person.

     Section 5.2.   Election of Officers.  The corporate officers of the
                    --------------------
Corporation, except such officers as may be appointed in accordance with the provisions of Section 5.3 or Section 5.5 of these bylaws, shall be chosen by the board, subject to the rights, if any, of an officer under any contract of employment, and shall hold their respective offices for such terms as the Board of Directors may from time to time determine.

     Section 5.3.   Subordinate Officers. The Board of Directors may appoint, or
                    --------------------
may empower the President to appoint, such other officers as the business of the Corporation may require, each of whom shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board of Directors may from time to time determine, and, in the case of an officer chosen by the President, by the President.

     Section 5.4.   Removal and Resignation of Officers.  Subject to the rights,
                    -----------------------------------
if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Directors at any regular or special meeting of the board or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, and, in the case of an officer chosen by the President, by the President.

     Any officer may resign at any time by giving written notice to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

     Section 5.5.   Powers and Duties of the President.  Unless otherwise
                    ----------------------------------
determined by the Board of Directors, the President shall have the usual duties of an executive officer with general supervision over and direction of the affairs of the Corporation. In the exercise of these duties and subject to the limitations set forth in the Delaware Code, these Bylaws, and the actions of the Board of Directors, the President may appoint, suspend and discharge employees, agents and assistant officers, fix the compensation of all officers and assistant officers, shall preside at all meetings of the stockholders at which he or she shall be present, and shall, unless there is a Chairman of the Board of Directors, preside at all meetings of the Board of Directors. The President shall also do and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. Unless otherwise designated by the Board of Directors, the President shall be the Chief Executive Officer of the Corporation.

     Section 5.6.   Powers and Duties of the Secretary.  Unless otherwise
                    ----------------------------------
determined by the Board of Directors, the Secretary shall record all proceedings of the meetings of the Corporation, the Board of Directors and all committees, in books to be kept for that purpose, and shall attend to the giving and serving of all notices for the Corporation. The Secretary shall have charge of the corporate seal, the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct. The Secretary shall perform all other duties ordinarily incident to the office of Secretary and shall have such other powers and perform such other duties as may be assigned to him or her by the Board of Directors.

     Section 5.7.   Powers and Duties of the Chief Financial Officer or
                    ---------------------------------------------------
Treasurer.  Unless otherwise determined by the Board of Directors, the Chief
---------
Financial Officer or Treasurer shall have charge of all the funds and securities of the Corporation which may come into his or her hands. When necessary or proper, unless otherwise ordered by the Board of Directors, the Chief Financial

Officer or Treasurer shall endorse for collection on behalf of the Corporation checks, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as the Board of Directors may designate and shall sign all receipts and vouchers for payments made to the Corporation. The Chief Financial Officer or Treasurer shall enter regularly, in books of the Corporation to be kept by him or her for that purpose, a full and accurate account of all moneys received and paid by him or her on account of the Corporation. Whenever required by the Board of Directors, the Chief Financial Officer or Treasurer shall render a statement of the financial condition of the Corporation. The Chief Financial Officer or Treasurer shall at all reasonable times exhibit the Corporation's books and accounts to any Director of the Corporation, upon application at the office of the Corporation during business hours. The Chief Financial Officer or Treasurer shall have such other powers and shall perform such other duties as may be assigned to him or her from time to time by the Board of Directors.

     Section 5.8.   Powers and Duties of the Chairman of the Board of Directors.
                    -----------------------------------------------------------
Unless otherwise determined by the Board of Directors, the Chairman of the Board of Directors, if any, shall preside at all meetings of Directors. The Chairman shall have such other powers and perform such further duties as may be assigned to him or her by the Board of Directors.

     Section 5.9.   Powers and Duties of Vice Presidents and Assistant Officers.
                    -----------------------------------------------------------
Unless otherwise determined by the Board of Directors, each Vice President and each assistant officer shall have the powers and perform the duties of his or her respective superior officer. Vice Presidents and assistant officers shall have such rank as shall be designated by the Board of Directors and each, in the order of rank, shall act for such superior officer in his or her absence or disability or when so directed by such superior officer or by the Board of Directors. Vice Presidents may be designated as having responsibility for a specific aspect of the Corporation's affairs, in which event each such Vice President shall be superior to the other Vice Presidents in relation to matters within his aspect. The President shall be the superior officer of the Vice Presidents. The Chief Financial Officer or Treasurer and the Secretary shall be the superior officers of the Assistant Chief Financial Officers and Assistant Secretaries, respectively.

     Section 5.10.  Delegation of Office.  The Board of Directors may delegate
                    --------------------
the powers or duties of any officer of the Corporation to any other officer from time to time.

     Section 5.11.  Vacancies.  The Board of Directors shall have the power to
                    ---------
fill any vacancies in any office occurring from whatever reason.

                                   ARTICLE VI

                                 CAPITAL STOCK
                                 -------------

     Section 6.1.   Stock Certificates.   The shares of the Corporation shall be
                    ------------------
represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Chief Financial Officer or Treasurer, or the secretary or an assistant secretary of such corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

     Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; a summary statement or reference to the powers, designations, preferences or other special rights of such stock and the qualifications, limitations or restrictions of such preferences and/or rights, if any; a statement or summary of liens, if any, a conspicuous notice of restrictions upon transfer or registration of transfer, if any, a statement as to any applicable voting trust agreement; and, if the shares be assessable, or, if assessments are collectible by personal action, a plain statement of such facts.

     Upon surrender to the secretary or transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

     Section 6.2.   Special Designation on Certificates.  If the Corporation is
                    -----------------------------------
authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, however, that, except as otherwise provided in
Section 202 of the General Corporation Law of Delaware (relating to transfers of stock, stock certificates and undercertificated stock), in lieu of the foregoing requirements there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 6.3.   Transfer Agents And Registrars.  The Board of Directors may
                    ------------------------------
appoint one or more transfer agents or transfer clerks, and one or more registrars, each of which shall be an incorporated bank or trust company, either domestic or foreign, who shall be appointed at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

     Section 6.4.   Lost, Stolen or Destroyed Share Certificates.   The
                    --------------------------------------------
Corporation may issue a new certificate of stock in place of any certificate therefore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or his legal representative to give the Corporation a bond sufficient to indemnify it against claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

                                  ARTICLE VII

                          INDEMNIFICATION OF DIRECTORS
                          ----------------------------
                     OFFICERS, EMPLOYEES,  AND OTHER AGENTS
                     --------------------------------------

     Section 7.1.   Indemnification of Directors and Officers.  The Corporation
                    -----------------------------------------
shall, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, indemnify any person against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the Corporation. For purposes of this Section 6.1, a "director" or "officer" of the Corporation shall mean any person (i) who is or was a director or officer of the Corporation, (ii) who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     The Corporation shall be required to indemnify a director or officer in connection with an action, suit, or proceeding (or part thereof) initiated by such director or officer only if the initiation of such action, suit, or proceeding (or part thereof) by the director or officer was authorized by the Board of Directors of the Corporation.

     Any repeal or modification of the foregoing provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

     Section 7.2.   Indemnification of Others.  The Corporation shall have the
                    -------------------------
power, to the maximum extent and in the manner permitted by the General Corporation Law of Delaware as the same now exists or may hereafter be amended, to indemnify any person (other than directors and officers) against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding, in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was an employee or agent of the Corporation. For purposes of this Section 6.2, an "employee" or "agent" of the Corporation (other than a director or officer) shall mean any person (i) who is or was an employee or agent of the Corporation,
(ii) who is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

     Section 7.3.   Payment of Expenses in Advance.  The Corporation shall pay
                    ------------------------------
the expenses (including attorney's fees) incurred by a director or officer of the Corporation entitled to indemnification hereunder in defending any action, suit or proceeding referred to in this Section 6.1 in advance of its final disposition; provided, however, that payment of expenses incurred by a director or officer of the Corporation in advance of the final disposition of such action, suit or proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should ultimately be determined that the director or officer is not entitled to be indemnified under this Section 6.1 or otherwise.

     Section 7.4.   Indemnity Not Exclusive.  The rights conferred on any person
                    -----------------------
by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Corporation's Certificate of Incorporation, these bylaws, agreement, vote of the stockholders or disinterested directors or otherwise.

     Section 7.5.   Insurance Indemnification.  The Corporation may purchase and
                    -------------------------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

                                  ARTICLE VII

                                  FISCAL YEAR
                                  -----------

     The Board of Directors shall have the power by resolution to fix the fiscal year of the Corporation. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

                                   ARTICLE IX

                                   AMENDMENTS
                                   ----------

     The original or other bylaws of the Corporation may be adopted, amended or repealed by the stockholders entitled to vote; provided, however, that the Corporation may, in its certificate of incorporation, confer the power to adopt, amend or repeal bylaws upon the directors. The fact that such power has been so conferred upon the directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal bylaws.

                                   ARTICLE X

                            INTERPRETATION OF BYLAWS
                            ------------------------

     All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the Delaware Code.